Atlantic Gulf Communities Corporation Exhibit to the 1997 Form 10-K Exhibit (c) 3.(b) Restated By-laws of the Company dated November 17, 1997
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                      ATLANTIC GULF COMMUNITIES CORPORATION





                               -------------------






                                 RESTATED BYLAWS





                                November 17, 1997





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
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                                             TABLE OF CONTENTS

ARTICLE I                  OFFICES...........................................................................1

ARTICLE II                 STOCKHOLDERS' MEETINGS............................................................1

         SECTION 2.1             Annual Meetings.............................................................1
         SECTION 2.2             Special Meetings............................................................2
         SECTION 2.3             Place of Meetings...........................................................3
         SECTION 2.4             Notice of Stockholders' Meetings............................................3
         SECTION 2.5             Quorum at Stockholders' Meetings; Vote
                                  Required...................................................................3
         SECTION 2.6             Presiding Officer of Meetings...............................................4
         SECTION 2.7             Secretary of Meetings.......................................................4
         SECTION 2.8             Inspectors at Stockholders' Meetings........................................4
         SECTION 2.9             Action By Written Consent...................................................5

ARTICLE III                DIRECTORS.........................................................................5

         SECTION 3.1             Powers......................................................................5
         SECTION 3.2             Qualifications and Number...................................................5
         SECTION 3.3             Vacancies...................................................................6
         SECTION 3.4             Notification of Nominations.................................................6
         SECTION 3.5             Place and Time of Board  Meetings...........................................7
         SECTION 3.6             Quorum......................................................................7
         SECTION 3.7             Vote........................................................................7
         SECTION 3.8             Conduct of Meetings.........................................................7
         SECTION 3.9             Conference Call Meeting.....................................................7
         SECTION 3.10            Remuneration of Directors...................................................7
         SECTION 3.11            Notice of Board Meetings....................................................8
         SECTION 3.12            Action Without Meeting......................................................8

ARTICLE IV                 COMMITTEES........................................................................8

         SECTION 4.1             Executive Committee and Other Committees....................................8
         SECTION 4.2             Quorum Procedures; Minutes of Meetings......................................9

ARTICLE V                  OFFICERS..........................................................................9

         SECTION 5.1             Officers....................................................................9
         SECTION 5.2             Term of Office:  Removal and Vacancy........................................9
         SECTION 5.3             Powers and Duties..........................................................10
         SECTION 5.4             Chief Executive Officer....................................................10
         SECTION 5.5             Chairman of the Board......................................................10
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
         SECTION 5.6             President..................................................................10
         SECTION 5.7             Vice Presidents............................................................10
         SECTION 5.8             Secretary..................................................................10
         SECTION 5.9             Treasurer..................................................................11

ARTICLE VI                 CAPITAL STOCK....................................................................11

         SECTION 6.1             Shares Certificates........................................................11
         SECTION 6.2             Lost, Destroyed or Stolen Certificates.....................................11
         SECTION 6.3             Transfer of Shares.........................................................12
         SECTION 6.4             Record Dates...............................................................12

ARTICLE VIII               INDEMNIFICATION..................................................................12

         SECTION 7.1             Right to Indemnification...................................................12
         SECTION 7.2             Insurance, Contracts and Funding...........................................13
         SECTION 7.3             Indemnification; Not Exclusive Right.......................................13
         SECTION 7.4             Advancement of Expenses; Procedures;
                                   Presumptions and Effect of Certain
                                   Proceedings; Remedies....................................................14
         SECTION 7.5             Effect of Amendments.......................................................20
         SECTION 7.6             Severability...............................................................20
         SECTION 7.7             Indemnification of Employees and Agents....................................21

ARTICLE VIII               TRANSACTIONS WITH INTERESTED PERSONS.............................................21

         SECTION 8.1             Transactions With Interested Persons.......................................21

ARTICLE IX                 MISCELLANEOUS....................................................................22

         SECTION 9.1             Signing of Instruments.....................................................22
         SECTION 9.2             Corporate Seal.............................................................22
         SECTION 9.3             Fiscal Year................................................................22
         SECTION 9.4             Notice.....................................................................22

ARTICLE X                  AMENDMENTS OF BYLAWS.............................................................23

         SECTION 10.1            Amendments.................................................................23

                                     BYLAWS
                                       of
                      ATLANTIC GULF COMMUNITIES CORPORATION
                               -------------------

          These Bylaws of ATLANTIC GULF COMMUNITIES CORPORATION, a Delaware corporation (herein called the "Company"), were adopted by the Company's board of directors (the "Board") on November 17, 1997. (Any reference herein to "Section" shall be to a section herein unless otherwise indicated.)


                                    ARTICLE I
                                     OFFICES

          The Company shall maintain a registered office in the State of Delaware as required by law. The Company may also have offices at other places, within or without the State of Delaware, as the Company's business may require.


                                   ARTICLE II
                             STOCKHOLDERS' MEETINGS

          SECTION 2.1 ANNUAL MEETINGS. The annual meeting of stockholders shall be held each year on such date (other than a legal holiday), not later than six months following the close of the Company's fiscal year, and at such time as the Board designates.

          At each annual meeting, the stockholders shall elect the members of the Board and transact such other business as may be properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the Board's direction, (ii) brought before the meeting by or at the direction of the Board pursuant to a vote of a majority of the entire Board or (iii) otherwise properly brought before the meeting by a stockholder.

          For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given written notice of the proposed business, either by personal delivery or by United States mail, postage prepaid, to the Company's secretary ("Secretary"), such that the Secretary receives such notice at least 90 days prior to the anniversary date of the immediately preceding annual meeting or not later than 10 days after notice or public disclosure of the date of the annual meeting is given or made to stockholders, whichever date is earlier. Subject to Section 3.4, any such notice shall set forth as to each item of business the stockholder proposes to bring before the annual meeting (i) a brief description of such item of business and the reasons for conducting it at the meeting and, if such item of business includes a proposal to amend either the Company's Amended and Restated Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on June 24, 1997 (the "Charter") or these Bylaws, the language of the proposed amendment, (ii) the name and address of the stockholder proposing such item of business, (iii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such item of business and (iv) any material interest of the stockholder in such item of business. Only business that has been properly brought before an annual meeting of stockholders in accordance with these Bylaws shall be conducted at such meeting, and the chairman of such meeting may refuse to permit any business to be brought before such meeting which has not been properly brought before it in accordance with these Bylaws.

          SECTION 2.2 SPECIAL MEETINGS. (a) Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by the General Corporation Law of the State of Delaware ("Delaware General Corporation Law") or the Charter, may be called only by the Chairman of the Board or by the Board pursuant to a resolution adopted by a vote of a majority of the entire Board.

          (b) At any time a special meeting shall be called by the President or the Secretary at the request in writing of the holders of 35 percent or more of the Company's outstanding capital stock entitled to be voted at the meeting.

          (c) Special meetings shall be held at such place within or without the State of Delaware and on such date and at such hour as shall be designated in the notice of such meeting and the business transacted shall be confined to the purpose or purposes for which such meeting is called as are stated in the notice of such meeting. Business transacted at a special meeting shall be limited to the purpose or purposes set forth in the written notice of the meeting.

          SECTION 2.3 PLACE OF MEETINGS. Meetings of the stockholders shall be held at such place, within or without the State of Delaware, as the Board designates.

          SECTION 2.4 NOTICE OF STOCKHOLDERS' MEETINGS. Written notice of each meeting of stockholders stating the place, date and time of the meeting shall be given to each stockholder of record entitled to vote at such meeting at his record address or at such other address as he may have furnished by request to the Secretary at least 10, but not more than 60 days before the meeting, Notice of any meeting shall state the purpose for which the meeting is called.

          If a meeting is adjourned to another time or place, and if any announcement of the adjourned time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the date thereof is more than 30 days after the date for which the meeting was originally noticed or the Directors, after adjournment, fix a new record date for the adjourned meeting.

          Notice of a meeting need not be given to any stockholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of a stockholder at a meeting, in person or by proxy, without protesting at the beginning of the meeting the lack of notice of such meeting, shall constitute a waiver of notice of such meeting.

         SECTION 2.5 QUORUM AT STOCKHOLDERS' MEETINGS; VOTE REQUIRED. At any meeting of the stockholders, the holders, present in person or represented by proxy, of a majority of the outstanding shares entitled to vote thereat shall constitute a quorum. If less than a quorum is present at any meeting of the stockholders, a majority of those present in person or by proxy may adjourn the meeting.

          Except as otherwise provided in the Charter, directors shall be elected by plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election. Whenever any corporate action, other than the election of Directors, is to be taken by vote of the stockholders, it shall, except as otherwise required by the Delaware General Corporation Law or by the Charter, be authorized by a majority of the votes cast at a meeting of stockholders by the holders of shares entitled to vote thereon. Each stockholder shall at a meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock entitled to be voted held by such stockholder. No proxy shall be valid after three years from its date unless the proxy specifically provides for a longer period. At a meeting of the stockholders, all questions relating to the qualifications of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the presiding officer of the meeting, or as otherwise provided in Section 2.8.

          SECTION 2.6 PRESIDING OFFICER OF MEETINGS. The Chairman of the Board, if any, or in the absence of the Chairman of the Board, the President, shall preside at all meetings of the stockholders. In the absence of the Chairman of the Board and the President, the presiding officer shall be elected by vote of the holders of a majority of the capital stock entitled to be voted whose holders are present in person or represented by proxy at the meeting.

          SECTION 2.7 SECRETARY OF MEETINGS. The Secretary shall act as secretary of all meetings of the stockholders. In the absence of the Secretary, the presiding officer of the meeting shall appoint any other person to act as secretary of the meeting.

          SECTION 2.8 INSPECTORS AT STOCKHOLDERS' MEETINGS. The Board, in advance of any meeting of stockholders, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the chairman of the meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the chairman thereof. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

          The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

          SECTION 2.9 ACTION BY WRITTEN CONSENT. At any time any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of capital stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which the holders of all shares entitled to be voted thereon were present and voted; prompt notice of the taking of action without a meeting by less than unanimous consent shall be given to the stockholders who have not consented in writing.


                                   ARTICLE III
                                    DIRECTORS

          SECTION 3.1 POWERS. The Company's business shall be managed under the direction of the Board, which shall exercise all such powers of the Company and do all such lawful acts and things as are not by law or by the Charter or by these Bylaws directed or required to be exercised or done by the stockholders.

         SECTION 3.2 QUALIFICATIONS AND NUMBER. (a) A Director need not be a stockholder, a citizen of the United States of America or a resident of the State of Delaware. The number of Directors constituting the entire Board shall be seven. Except as otherwise provided in Section 3.2(b): (i) the Directors shall be divided into three classes; (ii) the terms of Class 1 Directors will continue until 1999; (iii) the terms of Class 2 Directors will continue until 2000; and (iv) the terms of Class 3 Directors will continue until 1998. Thereafter, each Director's replacement will be elected for a three-year term expiring at the third succeeding annual meeting of stockholders. (b) Notwithstanding the foregoing, (i) the holders of the Company's Series A Preferred Stock shall have the right, voting separately as a class, to select up to three Directors, as provided in the Charter (the "Series A Directors"); (ii) the terms of the Series A Directors shall expire at the next succeeding annual meeting of stockholders; and (iii) the remainder of the seven Directors shall be elected by the holders of the Common Stock for three-year terms in accordance with Section 3.2(a).

         SECTION 3.3 VACANCIES. Vacancies on the Board may be filled only by a vote of a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, provided, however that any vacancies created by any Series A Director ceasing to be a Director shall be filled by a vote of a majority of the Series A Directors still then in office or by a sole remaining Director.

          SECTION 3.4 NOTIFICATION OF NOMINATIONS. Nominations for the election of Directors (other than the Series A Directors) may be made by the Board or by any stockholder entitled to vote for the election of Directors. Any stockholder entitled to vote for the election of Directors at a meeting of stockholders may nominate a person or persons for election as Directors only if written notice of such stockholder's intention to make such nomination or nominations is given in accordance with Section 2.1. Each such notice shall set forth, in addition to any other information required to be set forth by such Section 2.1, (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each person to be nominated and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each person to be nominated as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had such person been nominated, or intended to be nominated, by the Board; and (v) the consent of each person to be nominated to serve as a Director if elected at such meeting. The chairman of any meeting of stockholders, and the Board, may refuse to recognize the nomination of any person not made in compliance with the foregoing procedures.

          SECTION 3.5 PLACE AND TIME OF BOARD MEETINGS. Regular and special meetings of the Board shall be held at such places within or without the State of Delaware and at such times as may be fixed by the Board by resolution or upon call of the Chairman of the Board or by any three Directors, provided that the Board shall hold at least four meetings a year. Notice of any special meeting shall state the purpose or purposes for which such meeting is called and the business to be conducted at such meeting.

          SECTION 3.6 QUORUM. A majority of the entire Board shall constitute a quorum for the transaction of business. If there shall be fewer than a quorum at any meeting of the Board, a majority of the Directors present (or if only one be present, then that one) may adjourn the meeting from time to time and the meeting may be held as adjourned without further notice.

          SECTION 3.7 VOTE. Except as otherwise expressly provided in these Bylaws or in the Charter, at all meetings of the Board of Directors, a quorum being present, all matters shall be decided by the vote of a majority of the Directors present at the time of the vote.

          SECTION 3.8 CONDUCT OF MEETINGS. The Chairman of the Board, if any, or in the absence of the Chairman of the Board, the President, shall preside over Board meetings. In the absence of the Chairman of the Board and the President, a presiding officer shall be chosen by a majority of the Directors present. The Secretary shall act as secretary of the meeting. In his or her absence the presiding officer shall appoint another person to act as secretary of the meeting.

          SECTION 3.9 CONFERENCE CALL MEETING. Members of the Board or of any committee thereof may participate in a meeting of the Board or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

          SECTION 3.10 REMUNERATION OF DIRECTORS. In addition to reimbursement for reasonable expenses incurred in attending meetings or otherwise in connection with attention to the Company's affairs, each Director as such, and as a member of any committee of the Board, shall be entitled to receive such remuneration as may be fixed from time to time by the Board.

          SECTION 3.11 NOTICE OF BOARD MEETINGS. Regular Board meetings may be held without notice, if the time and place of such meetings are fixed by the Board. All regular Board meetings, the time and place of which have not been fixed by the Board, and all special Board meetings shall be held upon forty-eight hours' or, with the consent of any Series A Director, twenty-four hours' written notice to the Directors. The notice of regular meeting need not specify the purpose of the meeting. Any requirement of notice shall be effectively waived by any Director who signs a waiver of notice before or after the meeting or attends the meeting without protesting (prior thereto or at its commencement) the lack of notice to him.

         SECTION 3.12 ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be. taken without a meeting if all members of the Board, or of such committee, as the case may be, consent thereto in writing prior to such action, and such written consent is filed with the minutes of proceedings of the Board or of such committee.


                                   ARTICLE IV
                                   COMMITTEES

          SECTION 4.1 EXECUTIVE COMMITTEE AND OTHER COMMITTEES. The Board, by resolution adopted by vote of a majority of the entire Board, may designate from among its members an Executive Committee and other committees to serve at the Board's pleasure. Each committee shall consist of two or more Directors, one of whom shall be designated the chairman of such committee by the Board. Unless further limited by resolution adopted by vote of a majority of the entire Board, the Executive Committee shall have all the authority of the Board, including the authority to declare dividends and to authorize the issuance of stock, provided that it shall not have authority to take action with respect to those matters that it is prohibited from acting upon under Section 141(c) or any other section of the Delaware General Corporation Law.

          The Board, by resolution adopted by vote of a majority of the entire Board, may designate one or more Directors as alternate members of any such committee, who may replace any absent member or members at any meetings of such committee. Vacancies in any committee, whether caused by resignation or by increase in the number of members constituting such committee, shall be filled by the Board, by resolution adopted by vote of a majority of the entire Board. In the absence or disqualification of any member of any such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.

          SECTION 4.2 QUORUM PROCEDURES; MINUTES OF MEETINGS. A majority of the members of each committee shall constitute a quorum for the transaction of business, Except as otherwise expressly provided in these Bylaws, at all meetings of committees of the Board, a quorum being present, all matters shall be decided by the vote of a majority of the members of the committee present at the time of the vote. Each committee shall keep regular minutes of its meetings and report the same to the Board when required. Each committee shall determine its rules with respect to notice provided such rules shall be consistent with the law, the rules in these Bylaws applicable to the Board and the resolution of the Board establishing the committee.

                                    ARTICLE V
                                    OFFICERS

          SECTION 5.1 OFFICERS. The Board, at its first meeting held after the annual meeting of stockholders in each year, shall elect a Chairman of the Board, a President, one or more Vice-Presidents, a Secretary and a Treasurer and may, in its discretion, also appoint from time to time such other officers or agents of the Company as it may deem proper, including one or more executive vice presidents, a chief operating officer and a chief financial officer. The Chairman of the Board shall be elected from among the Board members. Any two or more offices may be held by the same person.

          SECTION 5.2 TERM OF OFFICE: REMOVAL AND VACANCY. Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the first Board meeting held after the next annual meeting of stockholders and until his successor shall have been elected or appointed and qualified; provided, however, that the Board may at any time remove any officer for cause or, by a resolution adopted by vote of a majority of the entire Board, without cause. Any vacancy occurring in any office of the Company shall be filled by the Board.

          SECTION 5.3 POWERS AND DUTIES. Each of the Company's officers shall, unless otherwise ordered by the Board, have such powers and duties as generally pertain to his or her respective office as well as such powers and duties as from time to time may be conferred upon him or her by the Board.


          SECTION 5.4 CHIEF EXECUTIVE OFFICER. The President shall be the Company's Chief Executive Officer. Subject to the Board's control, the Chief Executive Officer shall have general executive charge, management and control of the Company's properties, business and operations with all such powers as may be reasonably incident to such responsibilities; may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the Company's name; and shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time be assigned by the Board.

          SECTION 5.5 CHAIRMAN OF THE BOARD. The Chairman shall, if present, preside at all meetings of the stockholders and the Board. The Chairman shall do and perform all acts and duties herein specified or that may be assigned to him from time to time by the Board.

          SECTION 5.6 PRESIDENT. In the absence of the Chairman of the Board or in case of his inability to act, the President shall preside at meetings of the stockholders and of the Board. The President shall have the power on the Company's behalf to enter into, execute and deliver all contracts, instruments, evidences of indebtedness, conveyances or documents and to affix the corporate seal thereto. The President shall do and perform all acts and duties herein specified or that may be assigned to him from time to time by the Board. If the President is unavailable or unable to act, the Board shall designate an officer to exercise the powers and duties of the President in his absence.

          SECTION 5.7 VICE-PRESIDENTS. Each Vice-President shall have the power on behalf of the Company to enter into, execute and deliver all contracts, instruments, evidences of indebtedness, conveyances or documents and to affix the corporate seal thereto. Each Vice-President shall also have such other duties and powers as the Board or the Chairman of the Board or the President shall from time to time designate,

          SECTION 5.8 SECRETARY. The Secretary shall keep minutes of the proceedings taken and the resolutions adopted at all meetings of the stockholders and the Board, and shall give due notice of the meetings of the stockholders and the Board. The Secretary shall have charge of the seal, the certificate books, transfer books and stock ledgers, and all other books and papers of the Company, and shall perform all duties incident to his office subject to the Board's control. In case of the absence or disability of the Secretary, the Secretary's duties and powers may be exercised by such person as may be appointed by the Board.

          SECTION 5.9 TREASURER. The Treasurer shall receive all the moneys belonging to the Company, and shall forthwith deposit the same to the credit of the Company in such financial institutions as may be selected by the Board. The Treasurer shall keep books of account and vouchers for all moneys disbursed. The Treasurer shall also perform such other duties as may be prescribed by the Board or the Chairman of the Board or the President and in case of the absence or disability of the Treasurer, his duties and powers may be exercised by such person as may be appointed by the Board.

                                   ARTICLE VI
                                  CAPITAL STOCK

          SECTION 6.1 SHARE CERTIFICATES. Each certificate representing stock of the Company shall be in such form as may be approved by the Board and, when issued, shall contain upon the face or back thereof the statements prescribed by the Delaware General Corporation Law and by any other applicable provision of law. Each such certificate shall be signed by the Chairman of the Board or the President or an Executive Vice-President or a Vice-President and by the Secretary or Treasurer or an assistant secretary or assistant treasurer. The signatures of such officers upon a certificate may be facsimile if the certificate is countersigned by a transfer agent or registered by a registrar other than the Company itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer a the date of issue.

          SECTION 6.2 LOST, DESTROYED OR STOLEN CERTIFICATES. No certificate representing stock of the Company shall be issued in place of any such certificate alleged to have been lost, destroyed or stolen, except on production of evidence of such loss, destruction or theft and on delivery to the Company, if the Board shall so require, of a bond of indemnity in such amount, upon such terms and secured by such surety as the Board may in its discretion require.

          SECTION 6.3 TRANSFER OF SHARES. The stock of the Company shall be transferable or assignable on the Company's books only by the holder of record thereof or his legal representative, in person or by attorney, and only upon surrender and cancellation of the certificate or certificates representing such shares for a like number of shares with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer and of payment of transfer taxes, as the Company or its agents may require. The person in whose name stock of the Company shall stand on the Company's record of stockholders shall be deemed the owner thereof for all purposes as regards the Company.

          SECTION 6.4 RECORD DATES. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other action, the Board may fix, in advance, a date as the record date for any such determination of stockholders. Except as otherwise expressly required by law, such date shall be not fewer than 10 days nor more than 60 days before the date of such meeting, nor more than 60 days prior to any other action.


                                   ARTICLE VII
                                 INDEMNIFICATION

          SECTION 7.1 RIGHT TO INDEMNIFICATION. The Company shall to the fullest extent permitted by applicable law as then in effect indemnify any person (the "Indemnitee") who is or was a Director or officer of the Company and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including without limitation, any action, suit or proceeding by or in the right of the Company to procure a judgment in its favor) arising from any act or failure to act after April 6, 1990 (a "Proceeding") by reason of the fact that such person is or was a Director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan), against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding; provided, however, that, except as provided in Section 7.4(d), the foregoing shall not apply to a Director or officer of the Company with respect to a Proceeding that was commenced by such Director or officer prior to a Change in Control (as hereinafter defined). Such indemnification shall include the right to receive payment in advance of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with the provisions of applicable law as then in effect.

          SECTION 7.2 INSURANCE CONTRACTS AND FUNDING. The Company may purchase and maintain insurance to protect itself and any person entitled to indemnification under this Article VII against any expenses, judgments, fines and amounts paid in settlement as specified in this Article VII or incurred by any such person in connection with any proceeding referred to in this Article VII, to the fullest extent permitted by applicable law as then in effect. The Company may enter into contracts with any person eligible for indemnification under this Article VII in furtherance of the provisions of this Article VII and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this
Article VII.

          SECTION 7.3 INDEMNIFICATION; NOT EXCLUSIVE RIGHT. The right of indemnification provided in this Article VII shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled now or hereafter under any statute, Bylaw, vote of stockholders or Disinterested Directors (as hereinafter defined) or otherwise, and the provisions of this
Article VII shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Article VII and shall be applicable to Proceedings commenced or continuing after the adoption of this Article VII, whether arising from acts or omissions occurring before or after such adoption. All rights to indemnification and payment of expenses under this Article VII shall be deemed to be a contract between the Company and any person entitled to indemnity under this Article VII.

          SECTION 7.4 ADVANCEMENT OF EXPENSES; PROCEDURES; PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS; REMEDIES. In furtherance, but not in limitation of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Article VII:

                           (a) ADVANCEMENT OF EXPENSES.

                  (i) All reasonable expenses, including attorneys' fees, incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Company within 20 calendar days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article
VII. The Company shall not condition any such advance upon the posting of security by the Indemnitee or upon a demonstration by the Indemnitee of a financial ability to make repayment if necessary. The Board may, in the manner set forth above, and subject to the approval of such Indemnitee, authorize the Company's counsel to represent such person, in any action, suit or proceeding, whether or not the Company is a party to such action, suit or proceeding. The right to advancement of expenses hereunder is not subject to the procedures set forth in Section 7.4(b); PROVIDED, however, that upon determination pursuant to
Section 7.4(b) or by a court of competent jurisdiction that the Indemnitee is not entitled to indemnification under this Article VII, nothing herein shall prevent the Company from collecting repayment from the Indemnitee of monies advanced to the Indemnitee pursuant to this Section 7.4(a)(i).

                  (ii) Notwithstanding the foregoing, no advance shall be made by the Company if a determination is reasonably and promptly made by the Board by a majority vote of a quorum of Disinterested Directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of Disinterested Directors so directs) by Independent Counsel (as hereinafter defined) in a written opinion, that, based upon the facts known to the Board or Counsel at the time such determination is made with respect to a particular Proceeding, such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interest of the Company or that such person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances in which the Board by a majority vote of a quorum of Disinterested Directors or Independent Counsel reasonably determines that such person deliberately breached his or her fiduciary duty to the Company or its stockholders with respect to such Proceeding.

                           (b) PROCEDURE FOR  DETERMINATION  OF  ENTITLEMENT  TO
INDEMNIFICATION. To obtain indemnification under this Article VII, an Indemnitee shall submit to the Secretary a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The Indemnitee's entitlement to indemnification shall be determined pursuant to this Section 7.4(b) not later than 60 days after receipt by the Company of the written request for indemnification together with the Supporting Documentation. The Indemnitee's entitlement to indemnification under this Article VII shall be authorized only upon a determination that indemnification of the Indemnitee is proper in the circumstances because such Indemnified Party has met the applicable standard of conduct prescribed by Section 145 of the Delaware General Corporation Law. Such entitlement shall be determined in one of the following ways:

                           (i)  by  a   majority   vote  of  the   Disinterested
                  Directors, if they constitute a quorum of the Board;

                           (ii) by a written  opinion of Independent  Counsel if
                  --

                                    (A) a  Change  in  Control  (as  hereinafter
                                    defined)   shall  have   occurred   and  the
                                    Indemnitee so requests, or

                                    (B) the Board by a majority vote of a quorum of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs;

                           (iii) by the stockholders  (but only if a majority of
                  the Disinterested Directors, if they constitute a quorum of the Board, presents the issue of entitlement to indemnification to the stockholders for their determination); or

                           (iv) as provided in Section 7.4(c).

If the determination of entitlement to indemnification is to be made by Independent Counsel, a majority of the Disinterested Directors shall select such Independent Counsel as to which the Indemnitee does not reasonably object; provided, however, that if a Change in Control shall have occurred, the Indemnitee shall select such Independent Counsel as to which the Board does not reasonably object.

                           (c) PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS.

                  (i) Except as otherwise expressly provided in this Article VII, the Indemnitee shall be presumed to be entitled to indemnification under this Article VII upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section 7.4(b). Thereafter the Company shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section 7.4(b) to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 calendar days after receipt by the Company of the request therefor together with the Supporting Documentation, the Indemnitee shall be deemed to be entitled to indemnification and the Indemnitee shall be entitled to such indemnification unless

                  (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the supporting Documentation or

                  (B) such indemnification is prohibited by law.

                  (ii) The termination of any Proceeding described in Section 7.1, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contenders or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the
         Indemnitee did not act in good faith and in a manner that the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful.

                  (d)  REMEDIES-OF INDEMNITEE.

                  (i) If (a) a determination is made pursuant to Section 7.4(b) that the Indemnitee is not entitled to indemnification under this
         Article VII or (b) payment of indemnification is not made within five calendar days after a determination of entitlement has been made or deemed to have been made pursuant to Section 7.4(b) or 7.4(c):

                           (A) The Indemnitee shall be entitled to seek an adjudication of his entitlement to such advancement of expenses or indemnification either, at the Indemnitee's sole option, in

                                    (1)     an appropriate court of the State of
                                    Delaware or any other court of competent jurisdiction, or

                                    (2)  an  arbitration  to be  conducted  by a
                                    single arbitrator pursuant to the rules of the American Arbitration Association.

                           (B) Any such judicial proceeding or arbitration shall
                  be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination, and the fact that there has been an actual determination that the Indemnitee is not entitled to indemnification under this Article VII shall not be a defense in such adjudication or create a presumption that the Indemnitee has not met the applicable standard of conduct.

                           (C) In any such judicial  proceeding  or  arbitration
                  the Company shall have the burden of proving that the Indemnitee is not entitled to indemnification under this
                  Article VII.

                           (D) Notwithstanding the foregoing, the Company may bring an action, in an appropriate court in the State of
                  Delaware  or  any  other  court  of  competent   jurisdiction,
                  contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in subclause (ii)(A) or (ii)(B) of this paragraph
                  (d) or Section 7.4(a)(ii) (a "Disqualifying Event"); PROVIDED, HOWEVER, that in any such action the Company shall have the burden of proving the occurrence of such Disqualifying Event. The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 7.4(d) that the procedures and presumptions of this Article VII are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the company is bound by all the provisions of this Article VII.

                  (ii) If a determination shall have been made or deemed to have been made, pursuant to Sections 7.4(b) or 7.4(c), that the Indemnitee is entitled to indemnification, the Company shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless

                           (A)  the  Indemnitee   misrepresented  or  failed  to
                  disclose  a  material   fact  in  making   the   request   for
                  indemnification or in the Supporting Documentation, or

                           (B) such indemnification is prohibited by law.

                  (iii) If the Indemnitee, pursuant to this Section 7.4(d), seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Article VII, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

                  (e) DEFINITIONS. For purposes of this Article VIII:

                  (i) "Change in Control" means a change in control of the Company occurring after the date of these Bylaws of a nature that would be required to be reported in response to Item 6(e) (or any successor provision) of Schedule 14A of Regulation 14A promulgated under the

         Securities Exchange Act of 1934, as amended (the "Act"), whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if

                           (A) any  "person"  (as such term is used in  Sections
                  13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities without the prior approval of at least two-thirds of the Board members in office immediately prior to such acquisition;

                           (B) the Company is a party to any merger or consolidation in which the Company is not the continuing or surviving corporation or pursuant to which Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

                           (C) there is a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company, or a liquidation or dissolution of the Company; or

                           (D) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new Director whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

                  (ii) "Disinterested Director" means a Director who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

                  (iii)"Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent:

                           (A) the Company or the Indemnitee in any matter material to either such party or

                           (B) any other party to the Proceeding  giving rise to
                  a claim for indemnification under this Article VII.

Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee's rights under this Article VII.

                  SECTION 7.5 EFFECT OF AMENDMENTS. Neither the amendment or repeal of, nor the adoption of a provision, including relevant provisions of the Delaware General Corporation Law or any other applicable law, inconsistent with, any provision of this Article
VII (including, without limitation, this Section 7.5) shall adversely affect the rights of any Director or officer under this Article VII:

                  (i) with respect to any Proceeding commenced or threatened prior to such amendment, repeal or adoption of an inconsistent provision or

                  (ii) after the occurrence of a Change in Control, with respect to any Proceeding arising out of any action or omission occurring prior to such amendment, repeal or adoption of an inconsistent provision, in either case without the written consent of such Director or officer.

                  SECTION 7.6 SEVERABILITY. If any provision or provisions of this Article VII shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

                  (i) the validity, legality and enforceability of the remaining provisions of this Article VII (including, without limitation, all portions of any section of this Article VII containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and

                  (ii) to the fullest  extent  possible,  the provisions of this
Article VII (including, without limitation, all portions of any section of this Article VII containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

         SECTION 7.7 INDEMNIFICATION OF EMPLOYEES AND AGENTS. Notwithstanding any other provision or provisions of this Article VII, the Company may indemnify (including, without limitation, by direct payment) any person (other than a Director or officer of the Company) who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any Proceeding by reason of the fact that such person is or was an employee or agent of the Company, or is or was serving at the request of the Company as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against any or all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with such Proceeding.

                                  ARTICLE VIII
                      TRANSACTIONS WITH INTERESTED PERSONS

         SECTION 8.1 TRANSACTIONS WITH INTERESTED PERSONS. No contract or transaction between the Company and any of its Directors or officers, or between the Company and any other corporation, partnership, association or other organization in which any of its Directors or officers is a Director or officer or has a financial interest, shall be void or voidable solely for that reason, or solely because the Director or officer is present at or participates in the meeting of the Board or committee thereof at which the contract or transaction is authorized or solely because his or her vote is counted for such purpose, if:

                  (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the Disinterested Directors, even though the Disinterested Directors are less than a quorum;

                  (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the vote of the stockholders; or

                  (iii) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified by the Board, a committee thereof or the stockholders.

                                   ARTICLE IX
                                  MISCELLANEOUS

         SECTION 9.1 SIGNING OF INSTRUMENTS. All checks, drafts, notes, acceptances, bills of exchange, and orders for the payment of money shall be signed in such manner and by such person or persons as may be authorized from time to time by the Board or by these Bylaws.

         SECTION 9.2 CORPORATE SEAL. The Company's seal shall be in the form of a circle and shall bear the name of the Company and the words "Corporate Seal, 1928, Delaware.

         SECTION 9.3 FISCAL YEAR. The fiscal year of the Company shall be a calendar year ending December 31.

         SECTION 9.4 NOTICE. Whenever notice is required or permitted by these Bylaws to be given to any person, it may be either (i) oral and communicated in person, by telephone, or by radio, television or other form of voice communication, effective upon receipt by the person or (ii) in writing communicated by being delivered by hand, by mail or by facsimile or other form of record communication, effective upon receipt by the person or, if earlier, upon delivery at his or her address as registered in the records of the Company for purposes of notice-giving ("notice address"); provided that (a) notice of a meeting of the stockholders shall be in writing and (b) a written notice, if mailed first-class mail, postpaid and correctly addressed to a person at his or her notice address, shall be effective when it is deposited by the sender in the United States mail.

         SECTION 9.5 WAIVER. Whenever any notice is required to be given under the provisions of law or of the Charter or of these

Bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance at a meeting for which notice is required shall be deemed waiver of such notice unless such attendance is for the express purpose of objecting, at the beginning of the meeting, to the transaction of business on the ground that the meeting is not lawfully called or convened.


                                    ARTICLE X
                              AMENDMENTS OF BYLAWS

         SECTION 10.1 AMENDMENTS. Except for Section 2,2(b), which may be amended only by the stockholders, these Bylaws may be amended, altered or repealed at any meeting of the Board, by vote of a majority of the entire Board, or at any regular Board meeting by the unanimous vote of all the Directors present; provided, however, that notice of the proposed alteration, amendment or repeal shall have been sent by mail to all the Directors not fewer than three days before the meeting at which they are to be acted upon.

         The undersigned, being the Secretary of Atlantic Gulf Communities Corporation hereby certifies the foregoing to be the Bylaws of that Corporation as amended effective the date set forth below.



Date: November 17, 1997




                                               --------------------------------
                                                Joel K. Goldman, Secretary